Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 18, 2016, relating to our audit of the financial statements, which appear in this Annual Report on Form 10-K of YASHENG GROUP for the year ended December 31, 2015.

/s/  GANSU HONGXIN CERTIFIED ACCOUNTANTS CO. LTD.

Lanzhou
March 18, 2016